UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

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SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340-2348 Walsh Avenue, Suite 2344 Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 774-4211

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 11, 2023, Semler Scientific, Inc., or Semler, issued a press release in which it announced that it expects to report record quarterly revenues for the quarter ended June 30, 2023. The full text of the press release is being furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 11, 2023, Semler announced the approval by its board of directors, or the Board, of a plan to strategically realign Semler’s operations and proactively improve its operating leverage through the implementation of a headcount reduction as well as the curtailment of other operating expenses. Through this plan Semler intends to streamline its activities and redeploy its resources to focus on goals expected to drive near-term value.

The strategic plan to streamline operations will reduce Semler’s headcount by approximately 30%. Semler expects to complete its headcount reduction and the implementation of the curtailment on or around September 15, 2023. Semler currently anticipates this will result in the reduction in quarterly operating expenses of approximately $1.5 million to $2.0 million, which are expected to be realized during the fourth quarter ended December 31, 2023. Semler currently estimates that it will incur severance costs in the range of $0.7 million to $0.9 million consisting of one-time termination benefits, which are expected to be paid by December 31, 2023. The charges Semler expects to incur in connection with its streamlining efforts are subject to a number of assumptions, risks and uncertainties, and actual results may materially differ. Semler may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, these actions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On July 7, 2023, the Board appointed Renae Cormier as Semler’s chief financial officer, principal financial officer and principal accounting officer effective July 10, 2023.

Ms. Cormier, age 51, will continue as Semler’s head of corporate communications and business strategy, a role she has held since May 2022. In this capacity, Ms. Cormier led Semler’s investor relations efforts and was instrumental in helping to shape the overall direction of Semler. From 2001 to until joining Semler, Ms. Cormier held various positions at investment management firms. Most recently she was partner at Aravt Global from 2013 to 2022, where she was responsible for allocating investment capital in public and private companies across a variety of industries, as well as leading accounting focused risk management across the portfolio’s holdings. From 1997 to 2001 she was an auditor and provided mergers and acquisitions transaction advisory services at PricewaterhouseCoopers. Ms. Cormier holds a dual bachelor’s degree in accounting and finance from the University of Colorado.

Ms. Cormier’s employment and compensation will continue to be governed by the terms of her May 2022 employment agreement. Under the terms of the agreement, Ms. Cormier can be terminated at any time and her job titles, salaries and benefits may be modified from time to time as Semler deems necessary. Ms. Cormier continues to be eligible to receive grants of equity awards under Semler’s 2014 stock incentive plan and participate in Semler’s health, welfare and other benefit programs, including its 401 (k), on the same terms as all other Semler employees. In connection with her promotion to chief financial officer effective July 10, 2023, Ms. Cormier’s base salary was increased to $360,000 with target incentive of 20% of base salary. In addition, upon the recommendation of its compensation committee, the Board granted Ms. Cormier an option to acquire 5,000 shares of Semler’s common stock effective July 10, 2023. The option was granted under Semler’s 2014 Stock Incentive Plan, or the Plan, has an exercise price of $25.47 per share (the closing price on the grant date), a 10-year term, and is governed by Semler’s standard form of stock option agreement under the Plan.

One-quarter of the option will vest in full upon the one-year anniversary of the grant date, and the reminder of which will vest monthly thereafter such that it is vested in full on the four-year anniversary of the grant date.

In addition, effective July 10, 2023, Semler and Ms. Cormier entered into Semler’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.1 to its current report on Form 8-K filed July 29, 2014.

No family relationship exists between Ms. Cormier and any of Semler’s directors or executive officers. There are no arrangements or understandings between Ms. Cormier and any other person pursuant to which Ms. Cormier was selected as an officer of Semler, nor are there any transactions to which Semler is or was a participant and in which Ms. Cormier had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the terms of Ms. Cormier’s employment agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of such agreement, which will be filed as an Exhibit to Semler’s quarterly report on Form 10-Q for the period ended September 30, 2023.

Departure of Certain Officers

In connection with Ms. Cormier’s appointment as chief financial officer, principal financial officer and principal accounting officer, Mr. Andrew B. Weinstein, senior vice president, finance and accounting will cease to serve as Semler’s principal financial officer and Mr. Daniel E. Conger, vice president, finance, will cease to serve as Semler’s principal accounting officer, in each case effective July 10, 2023. Messrs. Weinstein and Conger will continue their employment with Semler for a transition period.

Item 8.01. Other Events.

Forward-Looking Statements

This current report on Form 8-K and the press release furnished herewith contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “believe,” “goal,” “may,” “will,” “intend,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could,” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this current report on Form 8-K and the press release furnished herewith include express or implied statements regarding Semler’s expected second quarter 2023 revenues; strategic streamlining efforts; and estimated severance costs and reduction in operating expenses, including timing thereof; among others. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler’s actual results to differ materially from those discussed herein and therein; such as risks associated with quarterly closing adjustments, implementation of its strategic streamlining efforts along with those other risk factors detailed in Semler’s filings with the Securities and Exchange Commission. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this current report on Form 8-K and the press release furnished herewith are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date hereof and thereof and Semler assumes no obligation to update or revise these statements unless otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

The information contained in this Item 9.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Semler Scientific, Inc., dated July 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: July 11, 2023	By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian
Title: Interim Chief Executive Officer